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                                                                       EXHIBIT 8



                           [HOGAN & HARTSON L.L.P.]


                                February 3, 1998


Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza, Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

                 We have acted as special tax counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on February 3, 1998, relating to the proposed public offering of up to $1,272,377,452 in aggregate amount of its (i) common shares of beneficial interest, $.01 par value (the "Common Shares"), (ii) one or more series of its preferred shares of beneficial interest, $.01 par value (the "Preferred Shares"), (iii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares," and, together with the Common Shares, and Preferred Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus. In connection with the registration of the Preferred Shares, Common Shares and Depositary Shares, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement.

                 The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives such a
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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 2

ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

                 In rendering our opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following:

                 (1) the Registration Statement;

                 (2) the Prospectus;

                 (3) the Second Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") as certified by the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on January 26, 1998 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

                 (4) the Fourth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership, dated September 30, 1995;

                 (5) the articles of incorporation, by-laws and stock ownership information of the Management Corps. (which term, for purposes of this opinion letter, includes Wellsford Holly Management, Inc. and Evans Withycombe Management, Inc.);

                 (6) the partnership agreements or limited liability company agreements of the Management Partnerships, the Financing Partnerships, and all other partnerships or limited liability companies in which the Operating Partnership has an interest, including Evans Withycombe Residential, L.P. (collectively, the partnerships in which either the Operating Partnership or Evans Withycombe Residential, L.P. has an interest, other than the Management Partnerships, may be referred to as the "Subsidiary Partnerships") other than

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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
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Subsidiary Partnerships formed after January 1, 1997 (for a list of the
Subsidiary Partnerships, see Exhibit A); and

                 (7) the articles of incorporation, by-laws and stock ownership information of the QRS Corporations (for a list of the QRS Corporations, see Exhibit B).

The opinion set forth in this letter also is premised on certain written representations of the Company and the Operating Partnership made to us, which relate, inter alia, to the Company and to EQR and Wellsford as predecessors by merger to the Company.

                 In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, the Management Partnerships, the Management Corps., the QRS Corporations and the Subsidiary Partnerships each have been and will continue to be operated in the manner described in the relevant partnership agreement, limited liability company agreement, articles of incorporation or other organizational documents and in the Prospectus. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

                 For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

                 We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, that the Management Corps., WRP Newco and the QRS
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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 4


Corporations are validly organized and duly incorporated corporations under the laws of the states in which they are incorporated, and that the Operating Partnership, the Management Partnerships, and the Subsidiary Partnerships are duly organized and validly existing partnerships or limited liability companies under the laws of the states in which they are organized.

                 Based upon, and subject to, the foregoing and the next two paragraphs below, we are of the opinion that:

                 1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997, and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT; and

                 2. The discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it describes matters of federal income tax law, is correct in all material respects.

                 For purposes of the second opinion stated above, the term "Prospectus" does not include the documents incorporated by reference in the Prospectus.

                 The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its share ownership. Hogan & Hartson L.L.P. will not review the Company's compliance with these requirements on a continuing basis. No assurance can be given that the actual results of the operations of the Company, the Operating Partnership, the Management Partnerships, the Management Corps., the QRS Corporations and the Subsidiary Partnerships, the sources of their income, the nature of their assets, the level of the Company's distributions to shareholders
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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 5


and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                 For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussions of federal income tax issues, which we assisted in preparing, in the section of the Prospectus under the heading "Federal Income Tax Considerations." We note that the Prospectus does not necessarily address all of the federal income tax considerations that may be relevant to a holder of Securities, depending upon the particular form and economic terms of the Securities when issued. It is our understanding that in the event the Company issues Securities, the Company will prepare an additional supplement to the Prospectus, which supplement, together with the Prospectus, will address the federal income tax considerations that are likely to be material to a holder of such Securities.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

                                        Very truly yours,

                                        /s/ Hogan & Hartson L.L.P.

                                        Hogan & Hartson L.L.P.
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                                                                       Exhibit A


                            SUBSIDIARY PARTNERSHIPS

1.     EQR-Emerald Place Financing Limited Partnership;

2.     EQR-Essex Place Financing Limited Partnership;

3.     EQR-Tanasbourne Terrace Financing Limited Partnership;

4.     EQR-Reserve Square Limited Partnership;

5.     Country Club Associates Limited Partnership;

6.     Second Country Club Associates Limited Partnership;

7.     Second Georgian Woods Limited Partnership;

8.     Greenwich Woods Associates Limited Partnership;

9.     Artery Northampton Limited Partnership;

10.    Third Towne Centre Limited Partnership;

11.    Fourth Towne Centre Limited Partnership;

12.    EQR-BS Financing Limited Partnership;

13.    E-Chaparral Associates Limited Partnership;

14.    EQR-Lincoln Green I and II GP Limited Partnership;

15.    E-G One Associates;

16.    E-G Two Associates;

17.    EQR-Lodge (OK) GP Limited Partnership;

18.    E-Lodge Associates;

19.    EQR-Stonebrook GP Limited Partnership;

20.    E-Stonebrook Associates;

21.    EQR-EOI Financing Limited Partnership;

22.    EQR-Continental Villas Financing Limited Partnership;

23.    EQR-Doral Financing Limited Partnership;

24.    EQR-Governor's Place Financing Limited Partnership;

25.    EQR-Plantation Financing Limited Partnership;

26.    EQR-Valley Park South Financing Limited Partnership;

27.    EQR-Yorktowne Financing Limited Partnership;

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                                                                       Exhibit A


28.    EQR-SWN Line Financing Limited Partnership;

29.    EQR-Arbors Financing Limited Partnership;

30.    EQR-Breton Hammocks Financing Limited Partnership;

31.    EQR-Met Financing Limited Partnership;

32.    EQR-Met CA Financing Limited Partnership;

33.    EQR-Wellington Hill Financing Limited Partnership;

34.    Equity-Chaparral Venture Limited Partnership;

35.    Equity-Green I Venture;

36.    Equity-Green II Venture;

37.    Equity-Lodge Venture Limited Partnership;

38.    Equity-Stonebrook Venture Limited Partnership;

39.    Georgian Woods Annex Associates;

40.    EQR-Camellero Financing Limited Partnership;

41.    EQR-Arizona, L.L.C.;

42.    EQR-Washington, L.L.C.;

43.    EQR-Wellington, L.L.C.;

44.    EQR-Oregon, L.L.C.;

45.    EQR-Waterfall, L.L.C.;

46.    Multifamily Portfolio LP Limited Partnership;

47.    EQR-California, L.C.C.;

48.    EQR-Plantation, L.L.C.;

49.    EQR-ArtBHolder, L.L.C.;

50.    EQR-ArtCapLoan, L.L.C.;

51.    EQR-Keystone Financing G.P.;

52.    Country Ridge General Partnership;

53.    Rosehill Pointe General Partnership;

54.    EQR-Canter Chase General Partnership;

55.    Hunter's Glen General Partnership;

56.    Sunny Oak Village General Partnership;



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                                                                       Exhibit A


57.    EQR-Pine Meadows Garden General Partnership;

58.    EQR-Bond Partnership;

59.    EQR-Park Place I General Partnership;

60.    EQR-Park Place II General Partnership;

61.    Songbird General Partnership;

62.    Cedar Crest General Partnership;

63.    EQR-Creekside Oaks General Partnership;

64.    EQR-Village Oaks General Partnership;

65.    EQR-Lakeville Resort General Partnership;

66.    EQR-Trails at Dominion General Partnership;

67.    EQR-Virginia, L.L.C.;

68.    EQR-Dartmouth Woods General Partnership;

69.    Wadlington Investments General Partnership;

70.    EQR Warwick, L.L.C.;

71.    EQR Ironwood, L.L.C.;

72.    EQR-Spinnaker Cove, L.L.C.;

73.    EQR-Wyndridge II, L.L.C.;

74.    EQR-Wyndridge III, L.L.C.;

75.    EQR-Highline Oaks, L.L.C.;

76.    EQR Marks A, L.L.C.;

77.    EQR-Missouri, L.L.C.;

78.    EQR-Ridgemont/Mountain Brook, L.L.C.;

79.    EQR Marks B, L.L.C.;

80.    EQR-Coach Lantern, L.L.C.;

81.    EQR-Foxcroft, L.L.C.;

82.    EQR-Yarmouth Woods, L.L.C.;

83.    EQR-Chardonnay Park, L.L.C.;

84.    EQR-Preston Bend General Partnership;

85.    EQR-Villa Serenas General Partnership;





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                                                                       Exhibit A


86.    The Gates of Redmond, L.L.C.;

87.    EQR-North Hill, L.L.C.;

88.    EQR-Watson General Partnership;

89.    CAPREIT Woodland Meadows Limited Partnership;

90.    CAPREIT Burwick Farms Limited Partnership;

91.    CAPREIT Mariner's Wharf Limited Partnership;

92.    CAPREIT Silver Springs Limited Partnership;

93.    CAPREIT Northlake Limited Partnership;

94.    CAPREIT Tivoli Lakes Club Limited Partnership;

95.    CAPREIT Eastland on the Lake Limited Partnership;

96.    CAPREIT Concorde Bridge Limited Partnership;

97.    CAPREIT Garden Lake Limited Partnership;

98.    CAPREIT Highland Grove Limited Partnership;

99.    CAPREIT Clarion Limited Partnership;

100.   CAPREIT Atrium Limited Partnership;

101.   CAPREIT Chimneys Limited Partnership;

102.   CAPREIT Creekwood Limited Partnership;

103.   CAPREIT Hidden Oaks Limited Partnership;

104.   CAPREIT Botany Arms Limited Partnership;

105.   CAPREIT Hampton Arms Limited Partnership;

106.   CAPREIT Gleneagle Limited Partnership;

107.   CAPREIT Greyeagle Limited Partnership;

108.   CAPREIT Tarmarind at Stonebridge Limited Partnership;

109.   CAPREIT Sycamore Ridge Limited Partnership;

110.   Capital Realty Investors Tax Exempt Fund Limited Limited Partnership;

111.   CRICO of Fountain Place Limited Partnership;

112.   CRICO of Woodland Place Limited Partnership;

113.   CRICO of Royal Oaks Limited Partnership;

114.   CRICO of Trailway Pond I Limited Partnership;





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                                                                       Exhibit A


115.   CRICO of Valley Creek I Limited Partnership;

116.   CRICO of Valley Creek II Limited Partnership;

117.   CRICO of White Bear Woods I Limited Partnership;

118.   CRICO of James Street Crossing Limited Partnership;

119.   CRICO of Regency Woods Limited Partnership;

120.   CRICO of Ocean Walk Limited Partnership;

121.   CRICO of Trailway Pond II Limited Partnership;

122.   CRICO of Ethan's I Limited Partnership;

123.   CRICO of Ethan's II Limited Partnership;

124.   FPAII Limited Partnership;

125.   CAPREIT Arbor Glen Limited Partnership;

126.   CAPREIT Woodcrest Villa Limited Partnership;

127.   CAPREIT Farmington Gates Limited Partnership;

128.   CAPREIT Ridgeway Commons Limited Partnership;

129.   CAPREIT River Oak Limited Partnership;

130.   CAPREIT Cedars Limited Partnership;

131.   CAPREIT Westwood Pines Limited Partnership;

132.   Geary Courtyard Associates;

133.   EQR-Vinings at Ashley Lake, L.L.C.;

134.   EQR-Flatlands, L.L.C.;

135.   EQR-Fairfield, L.L.C.;

136.   Evans Withycombe Residential, L.P.;

137.   McKinley Hills Partners-85;

138.   EW Chandler Limited Partnership;

139.   Evans Withycombe Finance Partnership, L.P.; and

140.   EQR-740 River Drive, L.L.C.





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                                                                       Exhibit B

                                QRS CORPORATIONS


1.     ERP-QRS BS, Inc.;

2.     ERP-QRS Lincoln Green, Inc.;

3.     ERP-QRS Lodge (OK), Inc.;

4.     ERP-QRS Stonebrook, Inc.;

5.     ERP-QRS EOI, Inc.;

6.     ERP-QRS Continental Villas, Inc.;

7.     ERP-QRS Doral, Inc.;

8.     ERP-QRS Governor's Place, Inc.;

9.     ERP-QRS Plantation, Inc.;

10.    ERP-QRS Valley Park South, Inc.;

11.    ERP-QRS Yorktowne, Inc.;

12.    ERP-QRS SWN Line, Inc.;

13.    ERP-QRS Arbors, Inc.;

14.    ERP-QRS Breton Hammocks, Inc.;

15.    ERP-QRS Emerald Place, Inc.;

16.    ERP-QRS Essex Place, Inc.;

17.    ERP-QRS Met, Inc.;

18.    ERP-QRS Met CA, Inc.;

19.    ERP-QRS Wellington Hill, Inc.;

20.    ERP-QRS Tanasbourne Terrace, Inc.;

21.    ERP-QRS Reserve Square, Inc.;

22.    ERP-QRS Camellero, Inc.;

23.    QRS-LLC, Inc.;

24.    QRS-Waterfall, Inc.;

25.    QRS-ArtBHolder, Inc.;

26.    QRS-ArtCapLoan, Inc.
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                                                                     Exhibit B

27.    ERP-QRS Rosehill Pointe, Inc.;

28.    ERP-QRS Country Ridge, Inc.;

29.    ERP-QRS Lakeville Resort, Inc.;

30.    ERP-QRS Park Place I, Inc.;

31.    ERP-QRS Park Place II, Inc.;

32.    ERP-QRS Sunny Oak Village, Inc.;

33.    ERP-QRS Pine Meadows Garden, Inc.;

34.    ERP-QRS Hunter's Glen, Inc.;

35.    ERP-QRS Canter Chase, Inc.;

36.    QRS-Bond, Inc.;

37.    ERP-QRS Songbird, Inc.;

38.    ERP-QRS Cedar Crest, Inc.;

39.    ERP-QRS Creekside Oaks, Inc.;

40.    ERP-QRS Village Oaks, Inc.;

41.    ERP-QRS Lakeville Resort, Inc.;

42.    ERP-QRS Trails at Dominion, Inc.;

43.    ERP-QRS Dartmouth Woods, Inc.;

44.    Wadlington, Inc.;

45.    QRS-Marks A, Inc.;

46.    QRS-Marks B, Inc.;

47.    QRS-Warwick, Inc.;

48.    QRS-Ironwood, Inc.;

49.    EQR-QRS Ridgemont/Mountain Brook, Inc.;

50.    EQR-QRS Spinnaker Cove, Inc.;

51.    EQR-QRS Wyndridge II, Inc.;

52.    ERP-QRS Villa Serenas, Inc.;

53.    EQR-QRS Wyndridge III, Inc.;

54.    EQR-QRS Highline Oaks, Inc.;


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                                                                       EXHIBIT B



55.    QRS-Coach Lantern, Inc.;

56.    QRS-Foxcroft, Inc.;

57.    QRS-Yarmouth Woods, Inc.;

58.    QRS-Chardonnay Park, Inc.;

59.    ERP-QRS Preston Bend, Inc.;

60.    QRS-Missouri, Inc.;

61.    QRS-Gates of Redmond, Inc.;

62.    QRS-North Hill, Inc;

63.    ERP-QRS Watson, Inc.;

64.    ERP-QRS CPRT, Inc.;

65.    ERP-QRS CPRT II, Inc.;

66.    QRS-Vinings at Ashley Lake, Inc.;

67.    ERP-QRS Flatlands, Inc.;

68.    ERP-QRS Fairfield, Inc.;

69.    ERP-QRS Glenlake Club, Inc.;

70.    QRS-740 River Drive, Inc.; and

71.    Evans Withycombe Finance, Inc.





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